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                                                                      EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the following registration statements on Form S-3 and Form S-4, and related prospectuses and in the following registration statements on Form S-8 of The Williams Companies, Inc. of our report dated February 18, 2004 (except for the matters described in the third paragraph of the "Basis of presentation" section in Note 1 and the second paragraph in Note 2, as to which the date is September 14, 2004) with respect to the consolidated financial statements and schedule of The Williams Companies, Inc. included in this Current Report on Form 8-K:

      Form S-3:

                Registration No. 333-20929; Registration No. 333-35097; Registration No. 333-29185; Registration No. 333-70394; Registration No. 333-20927; Registration No. 333-27311; Registration No. 333-35101; Registration No. 333-106504; Registration No. 333-85540;

      Form S-4:
                Registration No. 333-57416; Registration No. 333-63202; Registration No. 333-101788; Registration No. 333-72982; Registration No. 333-85566; Registration No. 333-85568;

      Form S-8:
                Registration No. 33-58971; Registration No. 3-58969; Registration No. 33-56521; Registration No. 33-58671; Registration No. 333-11151; Registration No. 333-40721; Registration No. 333-48945; Registration No. 333-90265; Registration No. 333-76929; Registration No. 333-66474; Registration No. 333-85542; Registration No. 333-03957; Registration No. 333-51994; Registration No. 333-85546; Registration No. 333-61597


                                              /s/ ERNST & YOUNG LLP

Tulsa, Oklahoma
September 14, 2004



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